
<ARTICLE> 5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM PIMCO
ADVISORS L.P. AND SUBSIDIARIES CONSOLIDATED FINANCIAL STATEMENTS AND IS
QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-START>                             JAN-01-1997
<PERIOD-END>                               SEP-30-1997
<CASH>                                          33,172
<SECURITIES>                                    24,935
<RECEIVABLES>                                   81,617
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                               144,187
<PP&E>                                          10,801 <F1>
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                                 365,728
<CURRENT-LIABILITIES>                           77,273
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                       278,976 <F2>
<OTHER-SE>                                     (7,087) <F3>
<TOTAL-LIABILITY-AND-EQUITY>                   365,728
<SALES>                                              0 <F4>
<TOTAL-REVENUES>                               344,210 <F5>
<CGS>                                                0 <F4>
<TOTAL-COSTS>                                  236,565 <F6>
<OTHER-EXPENSES>                                27,007 <F7>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                 83,887
<INCOME-TAX>                                     1,226
<INCOME-CONTINUING>                             82,661
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    82,661
<EPS-PRIMARY>                                     1.06 <F8>
<EPS-DILUTED>                                     1.06 <F9>

<F1> Net of accumulated depreciation and amortization.
<F2> Entity is a partnership.  Amount shown represents Partners' Capital.
<F3> Amount shown comprises Unamortized Compensation.
<F4> The partnership is in the service business and has no sales or cost of goods sold of tangible products.
<F5> Amount shown comprises revenues from services.
<F6> Amount shown comprises costs of services.
<F7> Amount shown is from amortization of intangible assets.
<F8> Amount shown is for the Partnership's General Partner and Class A Limited
     Partner Units.
<F9> Amount is for the Partnership's Class B Limited Partner Units.
